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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Maxis, Inc. of our report dated April 23, 1996 included in the 1996 Annual Report to Stockholders of Maxis, Inc.

Our audits also included the financial statement schedule of Maxis, Inc. listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 33-97764) pertaining to the 1995 Employee Stock Purchase Plan, 1993 Stock Option Plan and 1995 Stock Plan of our report dated April 23, 1996, with respect to the consolidated financial statements and schedule of Maxis, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 1996.



                                              /s/ Ernst & Young LLP
                                              ---------------------
                                              Ernst & Young LLP

Walnut Creek, California
June 20, 1996